UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2007
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
 Arrangements of Certain Officers.
     On March 8, 2007, the Compensation Committee of the Board of Directors of Lance, Inc. (the “Company”) adopted and approved the Lance, Inc. 2007 Stock Option Plan for Officers and Key Managers (the “2007 Stock Option Plan”) under the Lance, Inc. 2003 Key Employee Stock Plan. The 2007 Stock Option Plan provides certain officers and key managers of the Company nonqualified stock option awards. Each participant in the 2007 Stock Option Plan is assigned a target incentive based on a percentage of current base salary. The number of stock options awarded to each participant equals the dollar value of such participant’s target incentive divided by the Black-Scholes value of the stock options, rounded up to the nearest multiple of three shares. The grant date for stock options awarded under the 2007 Stock Option Plan was March 8, 2007, the date awards were approved by the Compensation Committee, and the exercise price is the closing price of the Common Stock of the Company on the date of grant. Each stock option granted under the 2007 Stock Option Plan will vest in three substantially equal annual installments beginning one year after the date of grant, and the term of each stock option is seven years. The 2007 Stock Option Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The summary of the 2007 Stock Option Plan contained herein is qualified in its entirety by reference to the full text of the 2007 Stock Option Plan.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
10.1*	Lance, Inc. 2007 Stock Option Plan for Officers and Key Managers

*	Management Contract

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.
Date: March 14, 2007	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
March 8, 2007	0-398
LANCE, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1*	Lance, Inc. 2007 Stock Option Plan for Officers and Key Managers

*	Management Contract

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